UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K/A
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

October 3, 2013
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On August 8, 2013, FMC Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02(d) disclosing that Mr. Clarence P. Cazalot, Jr. and Mr. Peter Mellbye were appointed to the Company’s Board of Directors to fill two vacancies created by reason of an increase in the number of members of the Board. At the time of that filing, Messrs. Cazalot and Mellbye’s committee appointments had not yet been determined by the Board. The Company is filing this Current Report on Form 8-K/A to report that the Board, based on the recommendation of the Company’s Nominating and Governance Committee, has appointed Mr. Mellbye to serve as a member of the Board’s Nominating and Governance Committee and Compensation Committee, effective October 1, 2013, and Mr. Cazalot to serve as a member of the Board’s Nominating and Governance Committee and Audit Committee, effective December 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Jeffrey W. Carr
Dated: October 4, 2013	Name: Jeffrey W. Carr
Title: Senior Vice President, General Counsel and Secretary